DIME COMMUNITY BANCORP, INC. AND SUBSIDIARY
                   STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                      (In Thousands)

Fiscal Year Ended June 30,                                                2000                 1999           1998
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NUMERATOR:
Net Income                                                             $22,374              $19,861        $13,098
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DENOMINATOR:
Average shares outstanding utilized in the calculation of
   basic earnings per share                                             11,256               10,951         11,001
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Unvested shares of Recognition and Retention Plan                          268                  372            517
Common stock equivalents due to the dilutive effect of
   stock options                                                           252                  528            523
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Average shares outstanding utilized in the calculation of
   diluted earnings per share                                           11,796               11,851         12,041
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EARNINGS PER SHARE:
BASIC                                                                    $1.98                $1.81          $1.19
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DILUTED                                                                  $1.90                $1.68          $1.09
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